UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 7, 2005

ANDREW CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	001-14617 (Commission File Number)	36-2092797 (I.R.S. Employer Identification No.)

10500 W. 153rd Street, Orland Park, Illinois 60462

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (708) 349-3300

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
SIGNATURE

Item 1.01. Entry into a Material Definitive Agreement

On February 7, 2005, the company’s Compensation and Human Resources Committee of the Board of Directors has determined that the CEO’s bonus for fiscal year 2005 will be determined based on achievement of specific financial measurement goals. Specifically, 30% of the bonus will be based on the achievement of a revenue goal, 50% will be based on the achievement of an Operating Profit goal and 20% will be based on the achievement of a Free Cash Flow goal. If the targeted amount of each measurement is achieved, the CEO’s bonus will be 100% of his annual salary.

Senior executives reporting to the CEO would receive bonuses based on the same three factors, for 50% to 100% of their bonus, with the applicable percentage determined for each individual by the Committee. The remainder of his or her bonus would be based on measurable goals related to the business area or functional responsibility. If all targets are achieved, senior executive bonuses range from 70% to 80% of each individual’s annual salary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANDREW CORPORATION
Date: February 7, 2005	By:	/s/ Marty Kittrell
Marty Kittrell
Chief Financial Officer